CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Statements" in the Prospectus and to the use of our report, dated April 28, 2003, in Post-Effective Amendment Number 6 to the Registration Statement (Form S-6 No. 333-42113) of Pioneer Independence Plans.

We also consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report on the financial statements and financial highlights of Pioneer Independence Fund, dated February 18, 2003, in Post-Effective Amendment Number 6 to the Registration Statement (Form S-6 No. 333-42113) of Pioneer Independence Plans.



                                                              ERNST & YOUNG LLP


Boston, Massachusetts
April 28, 2003


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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement in this Post-Effective Amendment No. 6 to Registration No. 333-42113 on Form S-6 of our report dated February 14, 2003, relating to the financial statements of Pioneer Funds Distributor, Inc., which appear in such Registration Statement.



                                    /s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2003